277299219 v2 APPENDIX A PARTICIPATION AGREEMENT Name: Christine Barone Section 1. ELIGIBILITY. You have been designated as eligible to participate in the Dutch Bros Inc. Amended and Restated Severance and Change in Control Plan (the “Plan”), a copy of which is attached to this Participation Agreement (the “Participation Agreement”). Capitalized terms not explicitly defined in this Participation Agreement but defined in the Plan shall have the same definitions as in the Plan. You will receive the benefits set forth below if you meet all the eligibility requirements set forth in the Plan, including, without limitation, executing the required Release within the applicable time period set forth therein and allowing such Release to become effective in accordance with its terms. Notwithstanding the schedule for provision of benefits as set forth below, the schedule and timing of payment of any benefits under this Participant Agreement is subject to any delay in payment that may be required under Section 5 of the Plan. Section 2. CHANGE IN CONTROL SEVERANCE BENEFITS. If you are terminated in a Covered Termination (other than as a result of your death or Disability) that occurs during the Change in Control Period, you will receive the severance benefits set forth in this Section 2. All severance benefits described herein are subject to standard deductions and withholdings. (a) Base Salary. You shall receive a cash payment in an amount equal to 24 months (the “Severance Period”) of payment of your Base Salary. The Base Salary payment will be paid to you in a lump sum cash payment no later than the second regular payroll date following the later of (i) the effective date of the Release or (ii) the Closing, but in any event not later than March 15 of the year following the year in which your Separation from Service occurs. (b) Annual Target Bonus Payment. You will be entitled to 100% of your Target Bonus for the year in which your Covered Termination occurs. The amount of the Target Bonus to which you are entitled under this Section 2(b) will be calculated (1) assuming all articulated performance goals for such bonus (including, but not limited to, corporate and individual performance, if applicable), for the year of the Covered Termination were achieved at target levels; (2) as if you had provided services for the entire year for which the bonus relates; and (3) ignoring any reduction in your Base Salary that would give rise to your right to resignation for Good Reason (such bonus to which you are entitled under this Section 2(b), the “Annual Target Bonus Severance Payment”). The Annual Target Bonus Severance Payment shall be paid in a lump sum cash payment no later than the second regular payroll date following the later of (i) the effective date of the Release or (ii) the Closing, but in any event not later than March 15 of the year following the year in which your Separation from Service occurs. (c) Payment of Continued Group Health Plan Benefits. If you timely elect continued group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following your Covered Termination date, the Company Group shall pay directly to the carrier the full amount of your COBRA premiums on behalf of you for your continued coverage under the Company Group’s health plans, including coverage for your eligible dependents, until the earliest of (i) the date that is 18 months following the date of your Covered Termination, (ii) the expiration of your eligibility for the continuation coverage under COBRA, or (iii) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment (such period from DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1

277299219 v2 your termination date through the earliest of (i) through (iii), the “COBRA Payment Period”). Upon the conclusion of such period of insurance premium payments made by the Company Group, you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period, if any. For purposes of this Section, (1) references to COBRA shall be deemed to refer also to analogous provisions of state law and (2) any applicable insurance premiums that are paid by the Company Group shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility. You agree to promptly notify the Company Group as soon as you become eligible for health insurance coverage in connection with new employment or self-employment. Notwithstanding the foregoing, if at any time the Company Group determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier on your behalf, the Company Group will instead pay you on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the value of your monthly COBRA premium for the first month of COBRA coverage, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to your election of COBRA coverage or payment of COBRA premiums and without regard to your continued eligibility for COBRA coverage during the COBRA Payment Period. Such Special Severance Payment shall end upon expiration of the COBRA Payment Period. (d) Equity Acceleration. The vesting and exercisability of each outstanding unvested stock option and other stock award, as applicable, that you hold covering the Company Group’s equity securities (including any equity securities assumed, substituted or continued by the Company’s successor in connection with the Change in Control) as of the date of your Covered Termination (each, an “Equity Award”) shall be accelerated in full and any reacquisition or repurchase rights held by the Company Group (or its successor) in respect of the equity securities issued pursuant to any Equity Award granted to you shall lapse in full. For purposes of determining the number of shares that will vest pursuant to the foregoing provision with respect to any performance-based vesting Equity Award that has multiple vesting levels depending upon the level of performance, vesting acceleration shall occur with respect to the number of shares subject to the award as if the applicable performance criteria had been attained at 100% of the target level. To the extent your Covered Termination occurs prior to the Change in Control, the acceleration set forth in this Section 2(e) shall be contingent and effective upon the Change in Control, and your Equity Awards will remain outstanding following your Covered Termination to give effect to such acceleration as necessary. Such equity acceleration described in this Section 2(e), the “Equity Award Acceleration”. Section 3. NON-CHANGE IN CONTROL SEVERANCE BENEFITS. If you are terminated in a Covered Termination (other than as a result of your death or Disability) that occurs at a time that is not during the Change in Control Period, you will receive: (a) You shall receive cash payments in an amount equal to 24 months of your Base Salary and such payments shall be made in accordance with the Company Group’s regular payroll practices over the length of the Severance Period rather than in a single lump sum; and (b) If you timely elect continued group health plan continuation coverage under the COBRA following your Covered Termination date, the Company Group shall pay directly to the carrier the full amount of your COBRA premiums on behalf of you for your continued coverage under the Company Group’s health plans, including coverage for your eligible dependents, until the earliest of (i) the date that is 18 months following the date of your Covered Termination, (ii) the expiration of your eligibility for the continuation coverage under COBRA, or (iii) the date when you become eligible for substantially DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1

equivalent health insurance coverage in connection with new employment (such period from your termination date through the earliest of (i) through (iii), the “Non-Change in Control COBRA Payment Period”). Upon the conclusion of such period of insurance premium payments made by the Company Group, you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period, if any. For purposes of this Section, (1) references to COBRA shall be deemed to refer also to analogous provisions of state law and (2) any applicable insurance premiums that are paid by the Company Group shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility. You agree to promptly notify the Company Group as soon as you become eligible for health insurance coverage in connection with new employment or self- employment. Notwithstanding the foregoing, if at any time the Company Group determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums directly to the carrier on your behalf, the Company Group will instead pay you on the last day of each remaining month of the Non-Change in Control COBRA Payment Period a fully taxable cash payment equal to the value of your monthly COBRA premium for the first month of COBRA coverage, subject to applicable tax withholding (such amount, the “Non-Change in Control Special Severance Payment”), such Non-Change in Control Special Severance Payment to be made without regard to your election of COBRA coverage or payment of COBRA premiums and without regard to your continued eligibility for COBRA coverage during the Non-Change in Control COBRA Payment Period. Such Non-Change in Control Special Severance Payment shall end upon expiration of the Non-Change in Control COBRA Payment Period. In no event shall you be entitled to benefits under both Section 2 and this Section 3. If you are eligible for severance benefits under both Section 2 and this Section 3, you shall receive the benefits set forth in Section 2 and such benefits shall be reduced by any benefits previously provided to you under Section 3. Section 4. ACKNOWLEDGEMENTS; INTERACTION WITH PRIOR BENEFITS. As a condition to participation in the Plan, you hereby acknowledge each of the following: (a) The benefits that may be provided to you under this Participation Agreement are subject to certain reductions and termination under Section 2 and Section 3 of the Plan. (b) Your eligibility for and receipt of any severance benefits to which you may become entitled as described in Section 2, Section 3 or Section 4 above is expressly contingent upon your execution of and compliance with the terms and conditions of the Plan, the Release and the Confidentiality Agreement. Severance benefits under this Participation Agreement shall immediately cease in the event of your violation of the provisions of Confidentiality Agreement or any other written agreement with the Company Group. (c) As further described in Section 2(c) of the Plan, this Participation Agreement and the Plan supersede and replace any change in control or severance benefits previously provided to you, if any, and by executing below you expressly agree to such treatment. To accept the terms of this Participation Agreement and participate in the Plan, please sign and date this Participation Agreement in the space provided below and return it to Victoria Tullett, Corporate Secretary, no later than November 7, 2022. 277299219 v2 DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1

277299219 v2 Dutch Bros Inc. By: Joth Ricci Chief Executive Officer Eligible Employee Christine Barone Date: DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1 November 9, 2022